UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PROTHENA CORPORATION PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146

25-28 North Wall Quay, Dublin 1, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2013

To the Shareholders of Prothena Corporation plc:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of Prothena Corporation plc, an Irish public limited company (the “Company”), will be held on Wednesday May 22, 2013, at 8:00 a.m. local time, at the Four Seasons Hotel Dublin, Simmonscourt Road, Dublin 4, Ireland for the following purposes:

1.	By separate resolutions, to re-elect Drs. Lars G. Ekman and Christopher S. Henney as directors to hold office until the 2016 annual general meeting of shareholders or until their successors are elected;

2.	To ratify the selection, in a non-binding vote, by the audit committee of the Board of Directors, of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013 and to authorize, in a binding vote, the audit committee to determine the auditors’ remuneration; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2012, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual Meeting. For the purposes of the Company’s Memorandum and Articles of Association, Proposals 1 and 2 and the receipt and consideration of the Irish Statutory Accounts by the Company at the Annual Meeting are deemed to be ordinary business. Only shareholders who owned our ordinary shares at the close of business on March 25, 2013 can vote at this meeting or any adjournments that take place. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy.

Our Board of Directors recommends that you vote FOR the re-election of Drs. Lars G. Ekman and Christopher S. Henney as set out in Proposal No. 1 of the Proxy Statement and FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm and the authorization, in a binding vote, of the audit committee to determine remuneration therefor as described in Proposal No. 2 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send to these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report and Irish Statutory Accounts, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper

1

or email copy of the Proxy Statement, our Annual Report to Shareholders, our Irish Statutory Accounts and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Dr. Lars G. Ekman
Chairman of the Board of Directors

Dublin, Ireland

April 10, 2013

2

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146

25-28 North Wall Quay, Dublin 1, Ireland

PROXY STATEMENT

FOR THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 22, 2013

The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Wednesday May 22, 2013, at 8:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Four Seasons Hotel Dublin, Simmonscourt Road, Dublin 4, Ireland.

We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about April 10, 2013, we are making this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting of Shareholders, Annual Report to Shareholders and Irish Statutory Accounts available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 25, 2013 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying Proxy Card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

The only voting securities of Prothena are ordinary shares, $0.01 par value per share (the “ordinary shares”), of which there were 17,679,182 shares outstanding as of the Record Date (excluding any treasury shares). A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person at the Annual Meeting or represented by proxy.

In this Proxy Statement, we refer to Prothena Corporation plc as the “Company,” “Prothena,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Prothena’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

The Company’s Annual Report to Shareholders, which contains consolidated financial statements as of and for the year ended December 31, 2012, accompanies this Proxy Statement. You also may obtain a paper copy of the Company’s Annual Report on Form 10-K for fiscal 2012 that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Secretary at the above address. The Company’s Annual Report on Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.prothena.com.

THE PROXY PROCESS AND SHAREHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 17,679,182 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, who in turn hold through The Depository Trust Company (“DTC”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote FOR:

•	by separate resolutions, the re-election of Drs. Lars G. Ekman and Christopher S. Henney as directors to hold office until our 2016 annual general meeting of shareholders; and

•

the ratification, in a non-binding vote, of the selection by the audit committee of our Board of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 and to authorize, in a binding vote, the audit committee to determine the auditors’ remuneration.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For both proposals you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the Internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.

•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

With respect to Proposal Nos. 1 and 2, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on Proposal 1, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, Irish company law and our Memorandum and Articles of Association, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via Internet or telephone?

You may vote by proxy via the Internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 21, 2013. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “For” the election of the two nominees for director and “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and authorization of the audit committee to determine the auditors’ remuneration. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•

You may send a written notice that you are revoking your proxy to our Secretary at 650 Gateway Boulevard, South San Francisco, California 94080. Your notice must be received no later than 1 hour before the date and time of the Annual Meeting, provided however that where such revocation is given in electronic form it must be received by the Secretary at least 24 hours before the commencement of the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are shareholder proposals due for next year’s Annual Meeting?

In accordance with SEC rules, including Rule 14a-8 of the Exchange Act, shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year’s proxy materials, your proposal must comply with the requirements of Rule 14a-8 and be submitted in writing by December 11, 2013, to our Secretary at 650 Gateway Boulevard, South San Francisco, California 94080; provided that if the date of next year’s annual general meeting is greater than 30 days from May 22, 2014, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual general meeting. If you wish to nominate a director, our Memorandum and Articles of Association provide that you must give written notice to us between November 11, 2013 and January 10, 2014; provided that if the date of next year’s annual general meeting is greater than 30 days from May 22, 2014, you must give notice not earlier than the 150th day and later than the 90th day prior to the annual general meeting date or, if later, the 10th day following the day on which public disclosure of the annual general meeting date is first made. You are also advised to review our Memorandum and Articles of Association, which contain additional requirements about advance notice of director nominations.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 17,679,182 shares outstanding and entitled to vote. Accordingly, 8,839,592 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Memorandum and Articles of Association provides that at least one-third of the directors serving on the Board shall come up for re-election at a given annual general meeting, and that directors must come up for re-election at the third annual general meeting subsequent to their appointment to the board. Except as otherwise provided by law, vacancies on the Board may be filled only by ordinary resolution or the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve until the subsequent annual general meeting and until such director’s successor is elected and qualified.

The Board currently consists of five directors, divided into the following groups:

•	Drs. Lars G. Ekman and Christopher S. Henney, whose current terms will expire at the Annual Meeting;

•	Dr. Dale B. Schenk and Mr. Richard T. Collier, whose current terms will expire at the annual general meeting of shareholders to be held in 2014; and

•	Mr. Shane Cooke, whose current term will expire at the annual general meeting of shareholders to be held in 2015.

At each annual general meeting of shareholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual general meeting of shareholders.

Drs. Ekman and Henney have elected to stand for re-election. Each director to be elected will hold office from the date of their election by the shareholders until the third subsequent annual general meeting of shareholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares may be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected if they receive an affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Directors whose terms expire at the 2013 Annual Meeting of Shareholders
Dr. Lars G. Ekman(1)(2)(3)	63	Chairman of the Board	2012
Dr. Christopher S. Henney(1)(2)(3)	72	Director	2013

Directors whose terms expire at the 2014 Annual Meeting of Shareholders
Dr. Dale B. Schenk	55	Director, President and Chief Executive Officer	2012
Richard T. Collier(2)(3)	59	Director	2012

Directors whose terms expire at the 2015 Annual Meeting of Shareholders
Shane Cooke(1)	50	Director	2012

(1)	Member of the Audit Committee of the Board.
(2)	Member of the Compensation Committee of the Board.
(3)	Member of the Nominating and Corporate Governance Committee of the Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominee for Election to a Three-Year Term Expiring at the 2016 Annual Meeting of Shareholders

Dr. Lars G. Ekman has served as Chairman of the Board of Prothena since December 2012. Dr. Ekman is a board certified surgeon and has held several clinical and academic positions in both the United States and Europe. He served as a director of Elan Corporation, plc, (“Elan”) from May 2005 until December 2012. He transitioned from his role as Elan’s President of R&D in 2007 to serve solely as a non-executive director. He joined Elan as Executive Vice President and President, Global R&D, in 2001. Prior to joining Elan, Dr. Ekman was Executive Vice President, R&D, at Schwarz Pharma AG since 1997. From 1984 to 1997, Dr. Ekman was employed in a variety of senior scientific and clinical functions at Pharmacia (now Pfizer). Dr. Ekman earned his PhD and MD from the University of Gothenburg, Sweden. He serves as an executive partner to Sofinnova Ventures and is a director of Amarin Corporation, plc., Cebix Incorporated, InterMune, Inc., Ocera Inc and chairman of the board of Sophiris Bio Inc. We believe Dr. Ekman’s R&D and executive experience and service as a director on other boards make him qualified to serve on our Board.

Dr. Christopher S. Henney has served as a director of Prothena since March 2013. Dr. Henney is currently the Chairman and a director of each of Oncothyreon, Inc. and Anthera Pharmaceuticals, Inc., both biotechnology companies. He is also vice-chairman and a director of Cyclacel Pharmaceuticals, Inc., a pharmaceutical company. Dr. Henney previously served as a director of AVI BioPharma Inc. (now Sarepta Therapeutics, Inc.), a pharmaceutical company, from March 2009 until June 2010, and Mymetics Corporation, a biotechnology company, from March 2012 to November 2012. From 1995 until his retirement in 2004, Dr. Henney served as Chairman and Chief Executive Officer of Dendreon Corporation, a biotechnology company he co-founded. Dr. Henney was previously a co-founder and Chief Scientific Officer of Immunex Corporation and ICOS Corporporation. Dr. Henney earned his B.Sc. with honors in medical biochemistry, his Ph.D. in experimental pathology and his D.Sc. for contributions to the field of immunology from the University of Birmingham, England. We believe Dr. Henney’s scientific background, executive experience and myriad directorships make him qualified to serve on our Board.

Directors Continuing in Office Until the 2014 Annual Meeting of Shareholders

Dr. Dale B. Schenk has served as a director and the President and Chief Executive Officer of Prothena since December 2012. He was previously appointed the Head of Neotope Biosciences in March 2009, in addition to his role as Chief Scientific Officer and Executive Vice President at Elan, to which he was promoted in August 2007 from his role as Chief Scientific Officer and Senior Vice President at Elan, to which he was appointed in November 2004. In his roles at Elan he provided the leadership and scientific direction for Elan’s research and development programs. Prior to joining Elan, Dr. Schenk was a founding scientist of Athena Neurosciences which was acquired by Elan. Dr. Schenk has pioneered the immunotherapeutic approach for the treatment of amyloidosis, as exemplified for Alzheimer’s disease. Dr. Schenk earned his BA and PhD in Pharmacology and Physiology from the University of California, San Diego. We believe Dr. Schenk’s scientific background and executive experience make him qualified to serve on our Board.

Mr. Richard T. Collier has served as a director of Prothena since December 2012. Mr. Collier is currently an Adjunct Professor of Law at The Temple University Beasley School of Law in Philadelphia, where he has taught Drug and Medical Device Law since 2004. He has nearly twenty-five years of experience in executive positions in the global pharmaceutical and biotechnology industries. Among other positions, Mr. Collier served as Senior Vice President and General Counsel in three publicly-traded global pharmaceutical companies: Rhone-Poulenc Rorer Inc.; Pharmacia & Upjohn Company; and Pharmacia Corporation. Most recently, Mr. Collier served as Executive Vice President and General Counsel of Elan. Prior to his corporate career, Mr. Collier was in the private practice of law at two leading Philadelphia-based law firms and served with the U.S. Federal Trade Commission in Washington, D.C. and the U.S. Department of Justice in Philadelphia. Mr. Collier earned both his BA and JD from Temple University. We believe Mr. Collier’s legal and executive experience in the life sciences field make him qualified to serve on our Board.

Directors Continuing in Office Until the 2015 Annual Meeting of Shareholders

Mr. Shane Cooke has served as a director of Prothena since December 2012. Mr. Cooke is President of Alkermes plc and previously, was Head of Elan Drug Technologies (EDT) and Executive Vice President of Elan Corporation, plc from 2007 until the merger between EDT and Alkermes, Inc. in September 2011. Mr. Cooke concurrently served as Chief Financial Officer of Elan from 2001 to May 2011 and as a director of Elan from May 2005 to September 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company of which he was a founder. Mr. Cooke also previously held a number of senior positions in finance in the banking and aviation industries. Mr. Cooke is a chartered accountant and a graduate of University College Dublin, Ireland. We believe Mr. Cooke’s executive management experience and financial background make him qualified to serve on our Board.

Executive Officers

The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Tran Nguyen	39	Chief Financial Officer
Dr. Gene Kinney	44	Chief Scientific Officer and Head of Research and Development
Dr. Martin Koller	62	Chief Medical Officer
Dr. Tara Nickerson	40	Head of Corporate and Business Development and Secretary

Mr. Tran Nguyen joined the company in March 2013 as our Chief Financial Officer. Mr. Nguyen has 15 years of finance experience in the healthcare, banking and private equity industries. From April 2010 to February 2011, Mr. Nguyen was Vice President, Chief Financial Officer of Somaxon Pharmaceuticals, Inc. and from February 2011 held the position of Senior Vice President, Chief Financial Officer until its sale in March 2013.

Prior to Somaxon, from March 2009 to January 2010, Mr. Nguyen was Vice President, Chief Financial Officer and Investor Relations at Metabasis Therapeutics, Inc., until its sale in January 2010. Prior to Metabasis, from 2007 to January 2009, Mr. Nguyen was a Vice President in the Healthcare Investment Banking group at Citi Global Markets, Inc. Prior to Citi, from 2004 to 2007, Mr. Nguyen served in a variety of capacities as a healthcare investment banker at Lehman Brothers, Inc. Mr. Nguyen earned his BA in Economics and Psychology from Claremont McKenna College and his MBA from the Anderson School of Management at the University of California, Los Angeles.

Dr. Gene Kinney has served as our Chief Scientific Officer and Head of Research and Development since December 2012. He was previously the Senior Vice President of Pharmacological Sciences for Elan Pharmaceuticals, Inc. from April 2011, and Vice President, Pharmacology for Elan Pharmaceuticals, Inc. from June 2009 to April 2011. Dr. Kinney also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D from September 2009 to October 2012. Prior to joining Elan, Dr. Kinney was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories. During his tenure at Merck, Dr. Kinney contributed to the strategic direction and oversight of drug discovery activities and led a number of nonclinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney has also held positions at Bristol-Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. Dr. Kinney earned his BA from Bloomsburg University and his MA and PhD from Florida Atlantic University.

Dr. Martin Koller has served as our Chief Medical Officer since March 2013. Dr. Koller is a board-certified neurologist with over 20 years of pharmaceutical industry experience in drug development from Phases 1-4 and has been involved with a number of INDs and NDAs in several indications (e.g., Alzheimer’s disease, Multiple Sclerosis, cervical dystonia, pain, anti-epileptics, migraine, stroke, anxiety, depression). Most recently, Dr. Koller served as Chief Medical Officer of Sonexa Therapeutics, Inc., a privately held pharmaceutical company, from September 2009 to February 2013. Prior to Sonexa, Dr. Koller worked at Athena Neurosciences from 1994 to 1996 (when it was acquired by Elan Pharmaceuticals) and then at Elan Pharmaceuticals from 1996 to 2007 where he served as Vice President of Clinical Development from 2002 to 2007 overseeing a national, and then international, drug development group. From 2007 to September 2009, Dr. Koller was an independent consultant to various small and medium sized pharmaceutical and biotechnology companies. Dr. Koller also held past positions at Syntex Corporation and Wyeth Pharmaceuticals, Inc. Dr. Koller earned his BA from Franklin and Marshall College, his MD from the University of Maryland at Baltimore and his MPH with an emphasis in epidemiology from the University of Texas at Houston.

Dr. Tara Nickerson has served as our Head of Corporate and Business Development and Secretary since December 2012. Dr. Nickerson was most recently Vice President and Head of Business Development at Elan Pharmaceuticals, Inc. from January 2012 and Senior Director of Corporate Strategy and Strategic Alliances, to which she was promoted in March 2007 from Director, Corporate Strategy and Strategic Alliances. During her tenure at Elan, Dr. Nickerson was responsible for opportunity evaluation, diligence, negotiations and contracting for Elan external opportunities, and established a broad network of collaborations for Elan with academic investigators, not-for-profit disease-focused foundations and industry collaborators. Dr. Nickerson previously was a Senior Scientist at Celera Genomics (Axys Pharmaceuticals) from February 2000 to August 2002 where she led preclinical programs developing novel small molecule based therapeutics for oncology. Dr. Nickerson earned her BSc and PhD in Experimental Medicine from McGill University and her MBA from the University of California, Berkeley’s Haas School of Business.

Independence of the Board of Directors

As required under NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. These requirements are subject to phase in within one year of listing, by which time we expect that our Board will have at least a majority of independent directors as defined in NASDAQ and SEC rules and regulations. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers. Our Board has determined that Drs. Ekman and Henney are independent, and that Mr. Collier, a member of our compensation committee and nominating and corporate governance committee, and Mr. Cooke, a member of our audit committee, are not currently independent.

As required under NASDAQ rules and regulations and in compliance with the phase-in periods discussed above, we expect that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. As permitted by the applicable NASDAQ and SEC rules and regulations, we intend to phase in our compliance with the independent audit committee, compensation committee and nominating and corporate governance committee requirements in accordance such rules and regulations that permit (1) one independent member of the applicable committee at the time of listing; (2) a majority of independent members of the applicable committee within 90 days of listing; and (3) all independent members of the applicable committee within one year of listing. We do not believe our use of these phase-in periods adversely affects the ability of our committees to act independently or to satisfy the other requirements thereof.

Information Regarding the Board of Directors and its Committees

Board Responsibilities; Risk Oversight

The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from our compensation committee. Following the end of each year, the Board intends to conduct an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, the Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and will review those items with the Board at regularly scheduled meetings.

Board Leadership

Our corporate governance guidelines specify that the positions of Chairman of the Board and Chief Executive Officer shall remain separate. Currently, Dr. Lars G. Ekman serves as Chairman of the Board. In his role as Chairman, Dr. Ekman presides over the executive sessions of the Board in which Dr. Schenk does not participate and serves as a liaison to Dr. Schenk and management on behalf of the other members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lars G. Ekman	X	Chair	X
Christopher S. Henney	X	X	X
Richard T. Collier	—	X	Chair
Shane Cooke	Chair	—	—
Dale B. Schenk	—	—	—

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee reviews and reports to the Board on matters relating to the periodic financial reporting prepared by the Company; the determination and approval of the engagement and remuneration of the independent auditors; the independent auditors’ qualifications, performance and independence; the performance of the internal auditor and the corporate compliance functions; compliance with legal and regulatory requirements; our overall framework for internal control over financial reporting and other internal controls and processes; and our overall framework for risk management. The current members of our audit committee are Mr. Shane Cooke and Drs. Lars G. Ekman and Christopher S. Henney. Mr. Cooke serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Cooke is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. We expect that all members of the audit committee will meet such standards within the phase-in periods discussed above. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.prothena.com.

Compensation Committee

Our compensation committee reviews the Company’s compensation philosophy and policies with respect to executive and director compensation, fringe benefits and other compensation matters. The compensation committee determines, among other things, the compensation, terms and conditions of employment of the chief executive officer and other executive directors, and evaluates our chief executive officer’s performance in light of relevant individual and corporate goals and objectives. In addition, the compensation committee reviews and approves the individual and corporate goals and objectives of our other executive officers, as appropriate, that are periodically established and determines and approves the compensation and other terms of employment of these executive officers. The compensation committee also exercises all the powers of the Board to issue ordinary shares on the exercise of share options and vesting of restricted stock units (RSUs) and to generally administer our equity award plans. The current members of our compensation committee are Drs. Lars G. Ekman and Christopher S. Henney and Mr. Richard T. Collier. Dr. Ekman serves as the chairperson of the committee. We expect that each of the members of our compensation committee will be independent under the applicable rules and regulations of The NASDAQ Global Market, and will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, within the phase-in periods discussed above. We also expect that, within one year of our listing on NASDAQ, each of the members of our compensation committee will be an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.prothena.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for overseeing all aspects of our corporate governance functions on behalf of our Board. The nominating and corporate governance committee reviews, on an ongoing basis, the membership of the Board and its committees and the performance of the directors. It identifies, reviews and evaluates new appointments to fill any vacancy that is anticipated or arises on the Board. The nominating and corporate governance committee reviews and makes recommendations to the Board regarding corporate governance issues, including changes in the functions of the various committees of the Board, succession plans for executive officers, director nominations and proposals by our shareholders and the policies, requirements, criteria and procedures in furtherance of the foregoing. The charter of the committee sets out the manner in which the performance evaluation of the Board, its committees and the directors is to be performed and by whom. The current members of our nominating and corporate governance committee are Mr. Richard T. Collier and Drs. Lars G. Ekman and Christopher S. Henney. Mr. Collier serves as the chairperson of the committee. We expect that each of the members of our nominating and corporate governance committee will be an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence within the phase-in periods discussed above. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.prothena.com.

In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the interests, independence and experience of nominees and the independence and experience requirements of NASDAQ and SEC rules and regulations. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by shareholders. For a shareholder to make any nomination for election to the Board at an annual general meeting, the shareholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 150 days prior to the one-year anniversary of the date the Company’s proxy statement was first released in connection with the prior year’s annual general meeting; provided, that if the date of the annual general meeting is more than 30 days from the one-year anniversary of the date of the prior year’s annual general meeting, the shareholder’s notice must be delivered, or mailed and received, not earlier than 150 days nor later than 90 days prior to the date of the annual general meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual general meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Memorandum and Articles of Association. As set forth in our Memorandum and Articles of Association, submissions must include the information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act and written consent from the proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Company. Our Memorandum and Articles of Association also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Memorandum and Articles of Association, which is available, without charge, from our Secretary, at 650 Gateway Boulevard, South San Francisco, California 94080.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

The Board met 7 times last year. At each meeting, the Board was largely composed of various Elan officers and other employees in connection with the spin-off of our business from Elan. As of the date of this Proxy Statement, the Board, as made up of our current directors, met 2 times during 2013. None of the committees of the Board met during last year. As of the date of this Proxy Statement, during 2013 the audit committee met 3 times, the compensation committee met 1 time and the nominating and corporate governance committee met 1 time. None of our current directors served during any meeting held in 2012, except for Dr. Ekman, who was absent from the sole Board meeting held in 2012 during the period for which he was a director. During 2013, each of our Board members was present at each meeting of the Board. We encourage all of our directors and nominees for director to attend our annual general meeting of shareholders; however, attendance is not mandatory.

Shareholder Communications with the Board of Directors

Should shareholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary, at 650 Gateway Boulevard, South San Francisco, California 94080. The Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2012, our compensation committee consisted of Dr. Lars G. Ekman, Mr. Richard T. Collier and Mr. Shane Cooke. There was no chairperson of the committee during such time. None of the members of our compensation committee has at any time been one of our officers or employees. However, each of Dr. Ekman and Messrs. Collier and Cooke has served as an employee or officer of Elan or its subsidiaries, including as President of R&D (Dr. Ekman), general counsel (Mr. Collier) and chief financial officer (Mr. Cooke). None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THEIR REMUNERATION

The audit committee is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected KPMG LLP, a registered public accounting firm, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2013, and our shareholders are being asked to ratify such appointment and to authorize the audit committee to determine KPMG LLP’s remuneration. Neither our Memorandum and Articles of Association nor other governing documents or law require shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our shareholders.

To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm and the authorization of the audit committee to determine KPMG LLP’s remuneration must receive a “For” vote from a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of KPMG Ireland (as discussed below) are expected to be present at the Annual Meeting to present the Irish Statutory Accounts.

Dismissal of Independent Registered Public Accounting Firm

Prior to the separation and distribution, the carve-out combined financial statements of the Prothena business were audited by KPMG, Dublin, Ireland (“KPMG Ireland”), the Company’s independent registered public accounting firm. In connection with the separation and distribution from Elan, and in contemplation that the Company would be a “domestic” filer for reporting purposes under the Exchange Act, the Board determined that KPMG Ireland should resign as the independent registered public accountants of the Company, effective upon the completion of the separation and distribution, and engage an independent registered public accountant based in the United States for purposes of the Company’s filings with the SEC. In connection with the completion of the separation and distribution, which occurred on December 20, 2012, KPMG Ireland resigned and the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012, effective upon completion of the separation and distribution.

KPMG Ireland audited the carve-out combined financial statements of the Prothena business for the fiscal years ended December 31, 2010 and 2011. For the fiscal years ended December 31, 2010 and 2011, no report by KPMG Ireland on the Company’s financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2010 and 2011 and the subsequent interim period through December 20, 2012, (i) there have been no disagreements with KPMG Ireland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG Ireland’s satisfaction, would have caused KPMG Ireland to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG Ireland with a copy of the disclosures contained herein and requested that KPMG Ireland furnish a letter addressed to the Commission stating whether it agreed with those disclosures. A copy of such letter, dated December 21, 2012, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 21, 2012.

Engagement of a New Independent Registered Public Accounting Firm

As noted above, in connection with the separation and distribution, the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012, such engagement to be effective upon consummation of the separation and distribution.

During the fiscal years ended December 31, 2010 and 2011, and during the subsequent interim period through December 20, 2012, neither the Company nor anyone acting on its behalf consulted KPMG LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided or oral advice was provided that the new accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred by KPMG LLP during the year ended December 31, 2012. No fees were incurred by KPMG LLP during the year ended December 31, 2011 or by KPMG Ireland during the years ended December 31, 2012 and 2011. All fees described below were approved by the audit committee.

Year Ended December 31, 2012
Audit Fees(1)	$232,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total Fees	$232,000

(1)	Audit Fees consisted of fees related to our 2012 audit and out of pocket expenses, including travel expenses, incurred by KPMG LLP.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.prothena.com.

The audit committee approved all audit, audit-related, tax and other services provided by KPMG LLP for 2012 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

The audit committee considered whether the non-audit services rendered by each of KPMG LLP and KPMG Ireland were compatible with maintaining each such auditor’s independence and concluded that they were so compatible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013 AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE KPMG LLP’S REMUNERATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our ordinary shares as of March 1, 2013 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of March 1, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our ordinary shares in the table is based on 17,679,182 ordinary shares issued and outstanding on March 1, 2013. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Prothena Corporation plc, 25-28 North Wall Quay, IFSC, Dublin 1, Ireland.

	Ordinary Shares Beneficially Owned(1)
Name of Beneficial Owner	Ordinary Shares	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Shareholders:
Elan Science One Limited(2)	3,182,253	—	3,182,253	18.0%
Treasury Building Lower Grand Canal Street Dublin 2, Ireland

Janssen Pharmaceuticals(3)	2,619,421	—	2,619,421	14.8
Little Island Industrial Estate Little Island Co. Cork, Ireland

Wellington Management Company, LLP(4)	1,727,630	—	1,727,630	9.8
280 Congress Street Boston, MA 02210

FMR LLC(5)	1,698,168	—	1,698,168	9.6
82 Devonshire Street Boston, MA 02109

Invesco Limited(6)	1,297,166	—	1,297,166	7.3
Two Peachtree Pointe 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309

Entities affiliated with Adage Capital Partners GP LLC(7)	977,460	—	977,460	5.5
200 Calrendon Street 52nd Floor Boston, MA 02116

	Ordinary Shares Beneficially Owned(1)
Name of Beneficial Owner	Ordinary Shares	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Named Executive Officers and Directors:
Lars G. Ekman(8)	243	—	243	*	%
Dale B. Schenk(8)	211	—	211	*
Richard T. Collier(8)	1,219	—	1,219	*
Shane Cooke	—	—	—	*
Christopher S. Henney	—	—	—	*
Tran Nguyen	—	—	—	*
Gene Kinney(8)	293	—	293	*
Martin Koller	—	—	—	*
Tara Nickerson(8)	344	—	344	*
All 9 directors and executive officers as a group(9)	2,310	—	2,310	*	%

*	Represents beneficial ownership of less than one percent of the outstanding ordinary shares.
(1)	Represents ordinary shares held and options held by such individuals that were exercisable within 60 days of March 1, 2013. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 1, 2013.
(2)	As reported on Schedule 13D filed with the SEC on December 28, 2012. Prior to the separation and distribution, a wholly-owned subsidiary of Elan, Elan Science One Limited (“Subscriber”) agreed (conditioned on the consummation of the separation and distribution) to subscribe for newly-issued ordinary shares of Prothena, representing 18% of the outstanding ordinary shares of Prothena (as calculated immediately following the consummation of such subscription) for a cash payment to Prothena of $26.0 million. This subscription was consummated immediately following the separation and distribution. Elan has agreed to cause the vote of any of our ordinary shares that its wholly-owned subsidiary subscribed for immediately following the separation and distribution in proportion to the votes cast by our other shareholders and will grant us a proxy with respect to such shares.
(3)	As reported on the Schedule 13G filed with the SEC on February 13, 2013, Janssen Pharmaceuticals has the power to dispose of and the power to vote the 2,619,421 ordinary shares beneficially owned by it.
(4)	As reported on the Schedule 13G filed with the SEC on February 14, 2013, Wellington Management Company, LLP has shared voting power with respect to 1,152,850 shares and shared dispositive power with respect to 1,727,630 shares.
(5)	As reported on the Schedule 13G filed with the SEC on February 14, 2013, FMR LLC has sole voting power with respect to 119,007 shares and sole dispositive power with respect to 1,698,168 shares.
(6)	As reported on the 13F-HR filed with the SEC on February 14, 2013, Invesco Limited has sole voting power with respect to 1,294,191 shares and no voting power with respect to 2,975 shares.
(7)	As reported on the Schedule 13G filed with the SEC on February 1, 2013, Adage Capital Partners, L.P. (“ACP”) has the power to dispose of and the power to vote the ordinary shares beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. (“ACPGP”). Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA directly own any ordinary shares. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Robert Atchinson and Phillip Gross, as managing members of ACA, have shared power to vote the ordinary shares beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any ordinary shares. By reason of the provisions of Rule 13d-3, each may be deemed to beneficially own the shares beneficially owned by ACP.
(8)	All ordinary shares are held directly by the individual.
(9)	Includes 2,310 shares beneficially owned by our executive officers and directors, which includes 0 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Director Compensation

Our non-employee directors, other than the chair of the Board, receive an annual retainer of $39,000, plus an additional $10,000 to recognize time and travel requirements to Ireland, where a majority of Board meetings are held. The chair of the Board receives an annual cash retainer of $54,000, plus an additional $10,000 to recognize time and travel requirements to Ireland for board meetings. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Chair	Other Member
Audit committee	$15,000	$7,500
Compensation committee	10,000	5,000
Nominating and corporate governance committee	6,000	3,000

Other than the annual retainers and committee fees described above, non-employee directors are not be entitled to receive any cash fees in connection with their service on our Board. However, such non-employee directors are entitled to receive an option to purchase 50,000 ordinary shares upon initial election or appointment to the Board, or 125,000 ordinary shares in the case of the chair of the Board. We do not expect to grant ongoing equity compensation at this time, but future grants may be considered upon reelection or completion of milestones. Options granted to non-employee directors will have a per share exercise price equal to the closing price on NASDAQ of Prothena ordinary shares on the date of grant. Each such option grant will vest in full on the first anniversary of the date of grant, subject to continued service on our Board. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation	Total
Lars G. Ekman	$4,367	$—	$—	$4,367
Richard T. Collier	2,121	—	—	2,121
Shane Cooke	2,121	—	—	2,121
Christopher S. Henney(3)	—	—	—	—

(1)	Amount pro-rated to reflect service beginning in December 2012.
(2)	No options were granted to the non-employee directors during 2012.
(3)	Dr. Henney was not a director during 2012.

As of December 31, 2012, none of our non-employee directors held any options or unvested stock awards.

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

As an “emerging growth company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Compensation provided by Elan prior to the Demerger

The following summary compensation table shows, for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010, information regarding the compensation awarded to, earned by or paid to our three named executive officers by Elan, or in the case of cash incentives earned for 2012, paid by Prothena.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Dale B. Schenk, Ph.D.(5)	2012	$477,885	—	$599,999	$1,100,310	$287,442	—	$100,767	$2,566,403
President and Chief Executive Officer	2011	$449,423		$274,999	$822,413	$500,000		$15,838	$2,062,673
	2010	$376,154		$299,999	$295,777	$320,000		$16,252	$1,308,182

Gene Kinney, Ph.D.(5)	2012	$215,865	—	$462,504	$862,737	$88,298	—	$15,172	$1,644,576
Chief Scientific Officer and Head of Research & Development	2011	$175,961		$300,002	$799,994	$200,000		$25,972	$1,501,929
	2010	$162,604		$250,000	—	$75,000		$31,384	$518,988

Tara Nickerson, Ph.D.	2012	$265,287	—	$200,000	$150,038	$91,191	—	$37,556	$744,072
Head of Corporate & Business Development	2011	$221,302		$175,998	—	$125,000		$5,213	$527,513
	2010	$207,308		$74,998	—	$75,000		$3,660	$360,966

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of RSUs and stock options granted, respectively, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 7 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	Represents annual incentive earned in the year specified, and paid out in the following year. For 2012, roughly 95% of the amount earned was funded by Elan and 5% was funded by Prothena, which represents the proportion of the performance year prior to and following the demerger, respectively. Payments for the 2012 cash bonuses were made by Prothena in February 2013.
(3)	There were no above-market or preferential earnings on deferred compensation.
(4)	This amount includes employer 401(k) contributions, cost of life insurance, and total unused vacation and floating holiday accruals that were paid at termination from Elan, if applicable. Employer 401(k) contributions were $7,500 in 2012, $10,780 in 2011 and $11,025 in 2010 for Dr. Schenk; $7,500 in 2012, $10,522 in 2011 and $6,868 in 2010 for Dr. Kinney; and $7,500 in 2012, $4,900 in 2011 and $3,430 in 2010 for Dr. Nickerson. Unused vacation and floating holiday accruals were paid out in 2012 and totaled $87,981 for Dr. Schenk and $29,615 for Dr. Nickerson. The aggregate cost of group term, group variable, universal, and dependent life insurance did not exceed $10,000 in any year for any named executive officer. For Dr. Kinney, these amounts also include relocation expenses totaling $6,804 in 2012, $14,127 in 2011 and $22,763 in 2010.
(5)	Prior to October 2012, Drs. Schenk and Kinney were dual employees of Elan and Janssen Alzheimer Immunotherapy Research & Development, LLC (“JAI”). For Dr. Schenk, his service to Elan represented 95% of his full-time employment, while Dr. Kinney’s service to Elan represented 60% of his full-time employment. The amounts above do not include compensation provided by JAI.

The following table shows grants of Elan stock options outstanding on December 31, 2012, the last day of our fiscal year, to each of our named executive officers. The named executive officers did not have any unvested Elan stock awards outstanding as of December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

		Option Awards(1)
Name (a)	Grant Date (b)	Number of securities underlying unexercised options (#) exercisable (c)	Number of securities underlying unexercised options (#) unexercisable (d)	Option Exercise Price ($) (e)	Option expiration date (2) (f)
Dale Schenk, PhD	3/10/04	25,810	0	$15.76	3/9/2014
	2/1/06	18,538	0	$15.40	12/20/2014
	2/21/07	95,111	0	$13.51	12/20/2014
	2/14/08	40,334	0	$24.22	12/20/2014
	2/11/09	48,166	0	$7.51	12/20/2014
	2/9/11	227,681	0	$6.59	12/20/2014
	2/9/12	93,047	0	$12.76	12/20/2014
	2/9/12	77,539	0	$12.76	12/20/2014

Gene Kinney, PhD	7/1/09	20,648	0	$6.78	12/20/2013
	9/14/11	110,125	0	$9.47	12/20/2013
	2/9/12	23,908	0	$12.76	12/20/2013
	2/9/12	20,677	0	$12.76	12/20/2013

Tara Nickerson, PhD	9/16/04	6,194	0	$23.25	12/20/2013
	3/10/05	3,097	0	$7.24	12/20/2013
	12/7/05	8,259	0	$11.65	12/20/2013
	2/1/06	2,474	0	$15.40	12/20/2013
	2/21/07	4,458	0	$13.51	12/20/2013
	2/11/09	4,664	0	$7.51	12/20/2013
	2/9/12	7,754	0	$12.76	12/20/2013

(1)	The amounts in these columns reflect the number of outstanding stock options and RSUs as of December 31, 2012. Upon the demerger, all unvested equity for Dr. Schenk was accelerated and all unvested equity that would have vested within one year after the demerger was accelerated for Drs. Kinney and Nickerson. All remaining unvested equity that was not accelerated was forfeited.
(2)	Other than his March 2004 award, all outstanding options for Dr. Schenk expire two years from the date of the demerger. All outstanding options for Drs. Kinney and Nickerson expire one year from the date of the demerger.

Narrative disclosure regarding compensation provided by Elan prior to the Demerger

Prior to the demerger from Elan, which was consummated on December 20, 2012, each of our three named officers were eligible for or participated in the following compensation elements:

•	Base Salary.

•

Annual Cash Incentive, which was tied to pre-established financial and nonfinancial objectives. Elan maintained an annual incentive plan. At the beginning of each year, Elan’s Leadership Development and Compensation Committee (“LDCC”) set a maximum pool, target and maximum awards and objective corporate goals while Elan’s Chief Executive Officer set objective department goals and department managers set individual performance goals. After the end of the year, the LDCC reviewed the results and established the actual overall bonus pool, not in excess of the maximum. Individuals received varying awards based on their individual performance and target awards (and LDCC discretion).

•

Long Term Incentive Plan, which provided for the award of stock options to purchase Elan American Depositary Shares (ADSs) and/or RSUs representing the right to receive Elan ADSs upon settlement, subject to the terms of the Elan equity incentive plans. In connection with the demerger:

•

unvested Elan options and RSUs that would otherwise have vested within 12 months following the effective date of the separation and distribution vested immediately upon the separation and distribution, with the RSUs (which by their terms are settled upon vesting) settled in Elan ordinary shares or Elan ADSs in accordance with their terms;

•	other unvested Elan options and RSUs were forfeited; and

•

all vested Elan options (including options the vesting of which were accelerated as described above) are required to be exercised for Elan ordinary shares or Elan ADSs within 12 months (24 months with respect to Dr. Schenk) of the effective date of the separation and distribution, or will be forfeited.

For Elan employees who were aged 55 or over with at least five years of service and who become employees of Prothena, unvested Elan options and RSUs became fully vested and exercisable upon the separation and distribution, with the RSUs (which, by their terms, were settled upon vesting) settled in Elan ordinary shares or Elan ADSs in accordance with their terms, and with Elan options being exercisable for one year following the separation and distribution. Similarly, unvested Elan options and RSUs held by Dr. Schenk become fully vested and exercisable upon the separation and distribution, with the RSUs (which, by their terms were settled upon vesting) settled in Elan ordinary shares or Elan ADSs in accordance with their terms, and with Elan options being exercisable for two years following the separation and distribution.

•

Elan Pharmaceuticals 401(k) Savings Plan, a tax-qualified retirement plan which had a safe harbor design under which Elan made a non-elective, quarterly contribution equal to 3% of the employee’s eligible earnings and a potential discretionary match.

•

Elan Pharmaceuticals, Inc. Deferred Compensation Plan, an account balance tax deferral plan that permitted eligible executives to defer up to 85% of their annual base salary or 100% of their bonus compensation into a retirement and/or in-service account. Of our named executive officers, only Dr. Schenk participated in this plan.

•

Severance Policies, which protected the executives in the event of a qualifying termination. None of the named executive officers received cash severance benefits in connection with the demerger from Elan.

Prothena 2013 Executive Officer Compensation

In reviewing this section, please note that we are an emerging growth company and under the JOBS Act are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.

Objectives and Philosophy of Our Executive Compensation Program

We recognize that our ability to excel as a Company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our named executive officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our named executive officers and employees. In 2012, management engaged Mercer, an independent compensation consulting firm with experience in the life sciences sector, to evaluate our levels and types of executive and director compensation in anticipation of our demerger from Elan and to recommend an appropriate compensation model as a newly-formed public biotechnology company. Among other objectives, we engaged Mercer to assist us in determining appropriate levels of cash and equity compensation for our officers and defining our go-forward severance policies, as well as determining the structure of our board compensation. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

•	attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic biotechnology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives, operational needs, and the long-term interests of our shareholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive relative to both internal and external comparison points.

The compensation components described below simultaneously fulfill one or more of these principles and objectives.

Components of Our Executive Compensation Program

The individual components of our executive compensation program consist primarily of: (i) base salary, (ii) annual, performance-based bonuses, (iii) long-term equity incentives and (iv) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our named executive officers, the length of service of our named executive officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between named executive officers with similar levels of responsibility.

Each of the individual components of our named executive officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to shareholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our named executive officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.

Base Salary

Base salaries for our named executive officers are determined by members of our compensation committee and other members of our Board based on their experience and review of industry surveys. Salaries will be reviewed by our Compensation Committee on a periodic basis and may be adjusted from time-to-time.

Annual Performance-Based Bonuses

Prothena has adopted the Prothena Corporation plc Incentive Compensation Plan, which is designed to align the interests of participants with the interests of our shareholders. Each of our named executive officers will be eligible to receive performance awards based on a target opportunity expressed as a percent of base salary. The amount payable to each named executive officer is based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the Compensation Committee. The pre-established corporate performance criteria for 2013 include: (i) solidifying the organization’s independence and operations; (ii) progressing the R&D portfolio to achieve primary 2013 milestones; (iii) achieving cash and investor relation goals; and (iv) achieving certain business goals.

Long-Term Equity Incentives

Prothena has adopted the Prothena Corporation plc Long Term Incentive Plan, (the “LTIP”). The number of shares authorized under the LTIP is 2,650,000 ordinary shares, which was approximately 15% of the outstanding

Prothena shares as of the demerger from Elan. The LTIP is an omnibus plan that provides for the award of stock options, stock appreciation rights, RSUs, performance units, dividend equivalents and other share-based awards.

We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing shareholder value. To that end, our named executive officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting each of our named executive officers an initial award consisting entirely of stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, because vesting is based on continued employment, our stock option awards also encourage the retention of our named executive officers through the vesting period of the awards. Going forward, in determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our named executive officers, we will take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to Prothena and the size of prior equity grants.

The following table shows the 2013 annualized base salary, target annual incentive opportunity, and initial stock option awards made to each of our named executive officers, and approved by the Board of Directors or Compensation Committee.

Executive Officer 2013 Direct Compensation Opportunity

Name	Base Salary (Annual Rate)	Target Annual Incentive Opportunity (% of Base Salary)	Initial Stock Option Grants(1)
			Grant Date	Exercise Price		# of Options
Named Executive Officers
Dale B. Schenk, PhD	$450,000	60%	1/29/13	$6.03	(2)	450,000
Gene Kinney, PhD	$340,000	40%	1/29/13	$6.41	(3)	200,000
Tara Nickerson, PhD	$275,000	40%	1/29/13	$6.41	(3)	54,000
			4/1/13	$6.73	(4)	46,000	(4)

(1)	25% of the Prothena ordinary shares subject to option will vest on the first anniversary of the date of grant and the remaining 75% of the Prothena ordinary shares subject to option will vest in substantially equal installments on a monthly basis over the following 36 months.
(2)	The exercise price for the option granted to Dr. Schenk was equal to the average of the closing prices for the trading period from and including the date of Board approval of the option grant to and including the 25th trading-day immediately following the spin-off from Elan ($6.03).
(3)	The exercise price was equal to the average of the closing prices for the 25-trading day period immediately following the spin-off from Elan ($6.41).
(4)	This option will vest on the same timeline as the grant made on January 29, 2013.

Upon the completion of the 2013 performance year, our chief executive officer will review the performance of the other executive officers and provide recommendations to the compensation committee regarding base salaries, cash incentives and equity awards.

Employee Benefits

We provide standard employee benefits to our full- and part-time employees, including our named executive officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.

Tax Considerations

Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our chief executive officer and each of the other named executive officers (other than our chief financial officer), unless compensation is performance-based. As we only recently became publicly-traded, our Board has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Offer Letters and Employment Agreements

Dale B. Schenk, Ph.D.

Prothena Biosciences Inc (“PBI”), a wholly-owned subsidiary of Prothena, has entered into an employment agreement with Dr. Schenk, which provides for at-will employment. Dr. Schenk receives an annual base salary of $450,000. The base salary will be reviewed by the Board at least annually and may be adjusted from time-to-time. Commencing in 2013, Dr. Schenk is eligible to receive an annual performance bonus, with 60% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be mutually agreed upon by the Board and Dr. Schenk. The amount of any annual target bonus for which Dr. Schenk is eligible shall be reviewed by the Board from time-to-time. The employment agreement also provides for a grant of an option for 450,000 ordinary shares, vesting with respect to 25% of the shares on the first anniversary of the grant date and with respect to 1/48th of the shares on each monthly anniversary of the grant date thereafter, subject to continuous service to PBI through the applicable vesting date. During the term of his employment, Dr. Schenk may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Schenk will be credited with all years of service he had with Elan and its affiliates through December 20, 2012 with respect to each such plans.

Upon a termination of Dr. Schenk’s employment for any reason, Dr. Schenk (or his estate) will be entitled to receive: (i) any portion of his annual base salary and annual target bonus earned but not paid through the date of termination, (ii) any unreimbursed business expenses, (iii) any accrued but unused vacation and/or floating holidays, and (iv) any amount arising from Dr. Schenk’s participation in, or benefits under, any employee benefit plans, programs or arrangements. In the event of Dr. Schenk’s termination of employment by PBI without cause (as defined below) by Dr. Schenk for good reason (as defined below) or because of Dr. Schenk’s death or disability, in each case, that occurs outside of the 12 month period commencing on the consummation of a change in control (as defined below) in addition to the general severance benefits described above, PBI will (i) pay in a lump sum cash payment an amount equal to 150% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 100% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to that number of shares that would have vested had Dr. Schenk continued employment for the 18 month period immediately following the date of termination; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), PBI will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (X) the 18 month anniversary of the date of termination, (Y) the date that Dr. Schenk and/or his covered dependents, as applicable, become no longer eligible for COBRA or (Z) the date Dr. Schenk becomes eligible to receive healthcare coverage from a subsequent employer; and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, PBI will pay for such program for a period of 12 months.

In the event of Dr. Schenk’s termination of employment by PBI without cause, by Dr. Schenk for good reason or because of Dr. Schenk’s death or disability, in each case, that occurs within the 12 month period commencing on the consummation of a change in control in addition to the general severance benefits described above, PBI will (i) pay in a lump sum cash payment an amount equal to 250% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 250% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to 100% of the then unvested shares subject to such equity awards; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to COBRA, PBI will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (X) the 18 month anniversary of the date of termination and (Y) the date Dr. Schenk, his covered dependents, if any, and his spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s); and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, PBI will pay for such program for a period of 12 months.

“Cause” is defined in Dr. Schenk’s employment agreement as: (i) the willful and continued failure to substantially perform his duties with PBI (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Schenk by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Schenk has not substantially performed his duties and that has not been cured within thirty (30) days following receipt by him of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (iii) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (iv) material breach of any agreement by and between Dr. Schenk and thus, which material breach has not been cured within thirty (30) days following receipt by Dr. Schenk of written notice from the Board identifying such material breach.

A “change in control” is defined in Dr. Schenk’s employment agreement as: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Original Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual’s election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (iv) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than fifty percent (50%) of the total voting power represented by the Company’s issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 201 of the Irish Companies Act 1963, as amended, or becomes bound or entitled to acquire ordinary shares in the Company under Section 204 of the Irish Companies Act 1963, as amended; (v) any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares), or (vi) certain similar transactions taking place with respect to PBI, as set forth more fully in Dr. Schenk’s employment agreement.

“Good cause” is defined in Dr. Schenk’s employment agreement as: (i) a material diminution in Dr. Schenk’s base compensation; (ii) a material diminution in his authority, duties or responsibilities; (iii) a change in the geographic location at which he must perform his services that increases his one-way commute by more than thirty (30) miles; or

(iv) a material breach of the agreement by PBI. Notwithstanding the foregoing, Dr. Schenk shall not have “Good Reason” unless the condition giving rise to his resignation continues more than thirty (30) days following his written notice of the condition provided to PBI within ninety (90) days of the first occurrence of such condition and his resignation is effective within one hundred eighty (180) days following the first occurrence of such condition.

Gene Kinney, Ph.D.

PBI has entered into an offer letter with Dr. Kinney which provides for at-will employment. Dr. Kinney receives an annual base salary of $340,000 and is eligible to receive an annual performance bonus, with 40% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be determined by the Board. Furthermore, the amount of any annual target bonus for which Dr. Kinney is eligible shall be reviewed by the Board from time-to-time. The offer letter also provides for a grant of an option for 200,000 ordinary shares, vesting with respect to 25% of the shares on the first anniversary of the grant date and with respect to 1/48th of the shares on each monthly anniversary of the grant date thereafter, subject to continuous service to the Company through the applicable vesting date. During the term of his employment, Dr. Kinney may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Kinney will be credited with all years of service he had with Elan and its affiliates through December 20, 2012 with respect to each such plans.

Tara Nickerson, Ph.D.

PBI has entered into an offer letter with Dr. Nickerson which provides for at-will employment. Dr. Nickerson receives an annual base salary of $275,000 and is eligible to receive an annual performance bonus, with 40% of her annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be determined by the Board. Furthermore, the amount of any annual target bonus for which Dr. Nickerson is eligible shall be reviewed by the Board from time-to-time. The offer letter provides for a grant of an option for 54,000 ordinary shares. In March 2013, the Compensation Committee approved an additional grant of an option for 46,000 ordinary shares. These grants vest with respect to 25% of the shares on the first anniversary of the January 29, 2013 grant date and with respect to 1/48th of the shares on each monthly anniversary of the grant date thereafter, subject to continuous service to the Company through the applicable vesting date. During the term of her employment, Dr. Nickerson may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Nickerson will be credited with all years of service she had with Elan and its affiliates through December 20, 2012 with respect to each such plans.

Compensation and Benefits upon Termination

PBI adopted the Prothena Biosciences Inc Severance Plan (the “Severance Plan”) at the time of the demerger from Elan. The Severance Plan provides the named executive officers with severance pay and benefits substantially equivalent in the aggregate to what they would have received under the corresponding severance plan at Elan. Under the Severance Plan, in the event of a qualifying termination occurring on or before December 31, 2013, and prior to a change in control or outside of two years following a change of control of Prothena, severance benefits payable would include a lump sum amount equal to (a) 78 weeks of base salary for Dr. Schenk, or 52 weeks of base salary for Drs. Kinney and Nickerson, in each case, at the highest rate in effect over the 13 months prior to the termination date, plus (b) target bonus for Drs. Schenk and Kinney at the highest rate in effect over the 13 months prior to the termination date.

To the extent that the qualifying termination occurs on or before December 31, 2013, and upon or within two years following a change of control of Prothena, our named executive officers would be eligible to receive a lump sum severance payment equal to 2.5 times for Dr. Schenk and to 2 times for Dr. Kinney the sum of (a) 52 weeks base salary at the highest rate in effect over the 13 months prior to the termination date, plus (b) the executive’s target bonus the highest rate in effect over the 13 months prior to the termination date. For Dr. Nickerson, the lump sum severance payment would be equal to (a) 78 weeks of base salary, plus (b) target bonus at the highest rate in effect over the 13 months prior to the termination date.

In addition to such pay, in the event of a qualifying termination, each of our named executive officers may elect to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 18 months following termination. During the COBRA period, Dr. Schenk is eligible to be reimbursed for healthcare contributions for up to 18 months, while Drs. Kinney and Nickerson are eligible to be reimbursed for healthcare contributions for up to 12 months, such that their contributions are no more than a comparably-situated employee of PBI. In addition, if the named executive officer elects to commence a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, PBI will pay for such program for a period of 12 months. In March 2013, the Compensation Committee approved certain changes to the Severance Plan (beginning in 2014 for Drs. Kinney and Nickerson) to more closely align the program with market practices among publicly traded, biotechnology companies of a similar size. The following table summarizes the compensation and benefits payable upon termination and treatment of unvested equity for our named executive officers:

Compensation and Benefits upon Involuntary Termination

Name	Not in connection with a Change in Control	Within two years following Change in Control

Applies to involuntary terminations upon the effective date of Dr. Schenk’s employment agreement:
Dale B. Schenk, PhD	No change to benefits provided in employment agreement, as described above under “Offer Letters and Employment Agreements–Dale B. Schenk, Ph.D.”

• No change to benefits provided in employment contract, as described above, except that a qualifying termination that occurs within 24 months of a change in control, rather than 12 months as provided for in Dr. Schenk’s employment agreement, shall be considered a termination in connection with a change in control.

Applies to involuntary terminations beginning January 1, 2014:
Gene Kinney, PhD

• 100% of annual base salary

• 100% of annual target bonus

• Acceleration of unvested shares that would have vested within 12 months following termination date

• 12 months benefits continuation

• 12 months career transition assistance

• 150% of annual base salary • 150% of annual target bonus • Acceleration of all unvested shares • 12 months benefits continuation • 12 months career transition assistance

Tara Nickerson, PhD

• 100% of annual base salary

• Acceleration of unvested shares that would have vested within 12 months following termination date

• 12 months benefits continuation

• 12 months career transition assistance

• 150% of annual base salary • Acceleration of all unvested shares • 12 months benefits continuation • 12 months career transition assistance

Proprietary Information and Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2012, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Shareholders(1)	0	n/a	2,650,000

Equity Compensation Plans Not Approved by Shareholders	n/a	n/a	n/a

Total	0	n/a	2,650,000

(1)	Includes the Prothena LTIP.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Prothena under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Summary of Named Executive Officer Compensation with management and, based on such review and discussions, the compensation committee recommended to the Board that the Summary of Named Executive Officer Compensation be included in this Proxy Statement.

Compensation Committee

Dr. Lars G. Ekman

Richard T. Collier

Dr. Christopher S. Henney

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Prothena under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.prothena.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Prothena’s audited consolidated financial statements as of and for the year ended December 31, 2012.

The audit committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the audit committee discussed with KPMG LLP their independence, and received from KPMG LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The audit committee also has engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and is seeking ratification of such selection by the shareholders.

Audit Committee

Dr. Lars G. Ekman

Shane Cooke

Dr. Christopher S. Henney

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our executive officers or directors or beneficial owner of more than 5% of our ordinary shares, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements contain provisions that require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Separation from Elan

For purposes of the separation of the Prothena business from Elan, governing the ongoing relationship between Elan and us after the separation and distribution and providing for an orderly transition, we and Elan have entered into certain agreements. The terms of each of these agreements were negotiated with Elan while certain of our subsidiaries were each wholly-owned subsidiaries of Elan and thus, the transactions contemplated by these agreements constitute related-party transactions.

Pre-Demerger Restructuring Transactions

Prior to the effective time of the separation of the Prothena business from Elan and pursuant to a series of internal reorganization transactions between and among Elan and certain of its subsidiaries which remained with Elan following the separation and distribution, on the one hand, and certain of our subsidiaries, on the other hand, Elan allocated, assigned and transferred, or caused to be allocated, assigned and transferred, to our subsidiaries the assets and liabilities that comprise our business.

Amended and Restated Intellectual Property License and Contribution Agreement

Pursuant to an Amended and Restated Intellectual Property License and Contribution Agreement, Elan Pharma International Limited (“EPIL”) and Elan Pharmaceuticals, Inc. (“Elan Inc” and together with EPIL, the “Elan Parties”) conveyed ownership of patents, patent applications, biological materials and other intellectual property to Neotope Biosciences relating to (i) NEOD001 compositions and methods (including US Patent Nos. 7,928,203, 8,268,973, and 8,124,081) and (ii) immunotherapeutic approaches targeting various misfolding proteins, including synuclein (including US Patent Nos. 7,910,333, 7,919,088, 8,092,801 and 8,147,833), AA amyloid, AL amyloid, type 2 diabetes targets and other targets. The Elan Parties also conveyed to Neotope Biosciences any liabilities relating to the assets so conveyed, subject to the terms of the Demerger Agreement described below, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.

In addition, the Elan Parties licensed to Neotope Biosciences, on an exclusive, fully paid, perpetual, irrevocable (except as described below) and royalty free basis, to conduct research and development activity and to make, have made, use, offer for sale, sell and import products solely for the Projects (as described below): (i) patent rights relating to synuclein antibodies, synuclein immunogens and synuclein animal models and (ii) biological material relating to synuclein antibodies, control antibodies and reagents (“Specified Biological

Material”). “Projects” means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of (i) active and passive immunotherapeutic approaches directly targeting one or more antibody targets named in the agreement (including among others synuclein, tau and certain targets relating to Type 2 diabetes).

This agreement provides that the licenses from the Elan Parties to Neotope Biosciences of (i) patent rights relating to certain synuclein immunogens, synuclein antibodies and synuclein animal models and (ii) the Specified Biological Material will terminate with respect to Projects that are “inactive” (i.e. Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).

The agreement also provides for the sublicense from the Elan Parties to Neotope Biosciences, on a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) solely for the Projects, to make, use, offer for sale, sell and import products under rights in identified patents and patent applications that are currently owned by Janssen Alzheimer Immunotherapy (“Janssen AI”), in each case that relate to immunotherapeutic approaches targeting misfolding proteins other than amyloid beta peptide. The term of the sublicense to Neotope Biosciences is co-extensive with the expiration of the patent term of each identified patent subject to the sublicense. In the event that patents issue that do not relate to amyloid beta peptide under these patent applications, Elan’s agreement with Janssen AI provides that ownership of the issued patents will be conveyed by Janssen AI to Elan Pharmaceuticals; the agreement provides that Elan Pharmaceuticals shall in turn convey any such issued patents to Neotope Biosciences. In the event that patents issue that cover immunotherapeutic approaches relating to both amyloid beta peptide and other misfolding proteins under these patent applications, Elan’s agreement with Janssen AI provides that the rights under such issued patents not relating to amyloid beta peptide will be licensed by Janssen AI to Elan Pharmaceuticals on a paid-up, worldwide, exclusive basis (with the right to grant sublicenses); the agreement provides that Elan Pharmaceuticals shall in turn sublicense to Neotope Biosciences, on an a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) the rights licensed by Janssen AI to Elan Pharmaceuticals.

The agreement clarifies (as described above) the assets contributed and licenses granted by the Elan Parties to an affiliate of Neotope Biosciences in 2010, which were immediately thereafter assigned by such affiliate to Neotope Biosciences in exchange for shares in Neotope Biosciences with a value equal to approximately $1.8 million.

Intellectual Property License and Conveyance Agreement

Pursuant to an Intellectual Property License and Conveyance Agreement, in exchange for $375,000 the Elan Parties conveyed ownership of patents, patent applications, biological materials and chemical materials to Neotope Biosciences relating to (i) immunotherapeutic approaches targeting melanoma cell adhesion molecule (MCAM) and certain other antibody targets and (ii) certain small molecules targeting synuclein. Neotope Biosciences also assumed any liabilities relating to the assets acquired under the agreement, subject to the terms of the Demerger Agreement, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.

In addition, under the agreement, the Elan Parties licensed to Neotope Biosciences, on an exclusive, fully paid, perpetual, irrevocable (except as described below) and royalty free basis, to conduct research and development activity and to make, have made, use, offer for sale, sell and import products solely for the Additional Projects (as described below): (i) patent rights relating to synuclein antibodies, synuclein immunogens and synuclein animal models and (ii) Specified Biological Material. “Additional Projects” means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of (i) active and passive immunotherapeutic approaches directly targeting MCAM, Laminin, advanced glycation end products, and damaged myelin and (ii) small molecule compounds that target synuclein and are identified in the agreement.

The agreement provides that the licenses from the Elan Parties to Neotope Biosciences of (i) patent rights relating to certain synuclein immunogens, synuclein antibodies and synuclein animal models and (ii) Specified Biological Material will terminate with respect to Additional Projects that are “inactive” (i.e. Additional Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).

Asset Purchase Agreement

Pursuant to an Asset Purchase Agreement, we purchased from Elan Inc, in exchange for $3.0 million, (i) the laboratory and other capital equipment used at our laboratory facility in South San Francisco, California, including without limitation equipment relating to antibody generation, antibody engineering, biochemistry, cell biology and histopathology/pharmacology and (ii) certain prepayments (including prepaid rent) and receivables due Prothena, in each case relating to our business. We also assume any liabilities relating to or associated with the assets we acquire under the agreement.

Demerger Agreement

We have entered into a Demerger Agreement with Elan that sets forth the principal actions required in connection with the separation and distribution. It also sets forth other agreements that govern certain aspects of our relationship with Elan following the separation and distribution.

Transfer of Prothena Business

The Demerger Agreement transferred the entire outstanding share capital of Neotope Biosciences to us in consideration for the allotment of 99.99% of our outstanding shares to Elan’s shareholders, so that each of Elan and us ultimately retained the assets of, and the liabilities associated with, our respective businesses.

The Distribution

The Demerger Agreement governed the rights and obligations of Elan and us regarding the separation and distribution and the allotment and issuance of 99.99% of our outstanding shares to Elan’s shareholders.

Representations and Warranties

Except as expressly set forth in the Demerger Agreement, neither we nor Elan made any representation or warranty in connection with the separation and distribution.

Releases

Except as otherwise provided in the Demerger Agreement, each party released and forever discharged the other party and its respective subsidiaries and affiliates from all (a) liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the distribution date and (b) liabilities specifically assumed by a party pursuant to the Demerger Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Demerger Agreement.

Certain Payables and Accruals

The Demerger Agreement provides that Elan is obligated to pay 50% of all trade payables and operating accruals (“Trade Payables”) and 100% of all payroll and bonus accruals that were incurred by Prothena through the effective date of the distribution.

Indemnification

The Demerger Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Prothena Business with us and financial responsibility for the obligations and liabilities of Elan’s business with Elan, including indemnification of Prothena by Elan of any liabilities arising out of the litigation involving the Alzheimer’s Institute of America that was previously dismissed with prejudice and is pending appeal.

Further Assurances

To the extent that any transfers contemplated by the Demerger Agreement were not consummated on the distribution date, the Demerger Agreement provided that the parties would cooperate to effect such transfers as promptly as practicable thereafter. In addition, each of the parties agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Demerger Agreement.

Exchange of Information

The Demerger Agreement provides that we and Elan will exchange certain information reasonably required to comply with reporting, filing, audit, litigation, regulatory and other obligations, subject to certain exceptions.

Confidentiality

Each party agrees to treat as confidential and not disclose confidential information of the other party except in specific circumstances identified in the separation agreement.

Legal Matters

In general, the Demerger Agreement provided that, effective upon the separation and distribution, each party to the Demerger Agreement will assume liability for all pending and threatened legal matters related to its own business or assumed or retained liabilities and would indemnify the other party for any liability to the extent arising out of or resulting from such assumed legal matters. Each party will cooperate in defending any claims against the other for events that took place prior to, on or after the date of the separation of us from Elan.

Business Opportunities

The Demerger Agreement provides that neither we nor Elan nor our respective affiliates will have any duty to refrain from engaging in similar activities or lines of business or doing business with suppliers or customers, and both we and Elan acknowledge that neither of us will have any duty to communicate or offer any business opportunities to the other.

Dispute Resolution

In the event of a dispute relating to the Demerger Agreement between us and our subsidiaries and other affiliates, on the one hand, and Elan and its other subsidiaries and other affiliates, on the other hand, the Demerger Agreement provides for the following procedures:

•	first, the parties will use commercially reasonable efforts to resolve the dispute through negotiations between our representatives and Elan’ representatives;

•	if negotiations fail, then the parties will attempt to resolve the dispute through non-binding mediation; and

•	if mediation fails, then the parties may seek relief in any court of competent jurisdiction.

Contractual Restrictions

During the term of the Transitional Services Agreement, and for one year thereafter, neither we nor Elan will be permitted to solicit each other’s employees for employment without the other’s consent.

Expenses

Except as expressly set forth in the Demerger Agreement, all fees and expenses incurred in connection with the separation from Elan will be paid by the party incurring such fees or expenses.

Subscription and Registration Rights Agreement

Prior to consummation of the separation and distribution, and as a condition to such completion, we, Elan and Elan Science One Limited, a wholly-owned subsidiary of Elan (“Subscriber”), entered into a Subscription and Registration Rights Agreement. The Subscription and Registration Rights Agreement sets forth certain terms and conditions related to the subscription for 18% of the outstanding Prothena ordinary shares (as calculated immediately following the consummation of such subscription) by Subscriber immediately following the separation and distribution and concerning the rights of the parties in respect of such ownership from and after the separation and distribution.

Subscription

Immediately following consummation of the separation and distribution, Subscriber subscribed, and Prothena issued to Subscriber, ordinary shares of Prothena, representing approximately 18% of the outstanding ordinary shares of Prothena (as calculated immediately following the consummation of such subscription), for a cash payment of $26.0 million.

Registration Rights

Subscriber is entitled to customary demand registration rights, provided, however, that Subscriber may not initiate more than six requests to exercise its demand registration rights (which include any shelf underwritten offerings) in the aggregate. Withdrawn requests will not count toward the total of six requests if certain conditions are satisfied. If Prothena is eligible to do so, the purchasing entity may request that it file an automatic shelf registration statement.

In addition, Subscriber is entitled to customary piggyback registration rights, pursuant to which it may request that its shares be included in any offering of securities of the same class that Prothena initiates in its own right or on behalf of another shareholder.

Voting

Subscriber has agreed to vote our ordinary shares that Subscriber was allotted and issued immediately after the separation and distribution in proportion to the votes cast by our other shareholders. In connection with such agreement, Subscriber granted us a proxy to vote our ordinary shares held by Elan in such proportion. This proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from Subscriber to a person other than Elan or any of Elan’s subsidiaries.

DTC Eligibility

We will use our reasonable best efforts to take such other steps as may be requested by Subscriber so as to allow Subscriber to hold its shares in book-entry form and eligible for the depository and book-entry transfer services of The Depository Trust Company.

Term and Termination

Except with respect to the indemnification obligations set forth therein, which will survive the termination, the Subscription and Registration Rights Agreement will terminate upon the registration or other sale, transfer or disposition of all the Prothena ordinary shares subscribed for pursuant to the Subscription and Registration Rights Agreement to a party other than Elan or any of its subsidiaries.

Tax Matters Agreement

We entered into a Tax Matters Agreement with Elan under which tax liabilities relating to taxable periods before and after the separation and distribution will be computed and apportioned between the parties, and responsibility for payment of those tax liabilities (including any taxes attributable to the separation and distribution) will be allocated between us. Furthermore, the agreement sets forth the rights of the parties in respect of the preparation and filing of tax returns, the handling of audits or other tax proceedings and assistance and cooperation and other matters, in each case, for taxable periods ending on or before or that otherwise include the date of the separation and distribution. The agreement will automatically terminate upon the termination of the Demerger Agreement.

Transitional Services Agreement

We entered into a Transitional Services Agreement with Elan under which, as amended, Elan will provide to us, and we will provide to Elan, specified services to help ensure an orderly transition following the separation and distribution. The services provided by Elan under the agreement include CMC / quality assurance, information services, IT services, facilities services, company secretarial services, finance services, legal services, compliance services and human relations services. The services provided by Prothena include finance services and assisting in reviewing proposed Elan publications related to work done at Elan prior to separation.

We expect that the agreement will remain in effect until the expiration of the last time period for the performance of services thereunder, which is generally expected to be six months from the effective date of the separation and distribution and in no event shall be later than December 31, 2013.

Both we and Elan are permitted to terminate the agreement (to the extent it relates to any particular transitional service) if the other party breaches any of its significant obligations under the agreement and does not cure such breach within 20 business days of receiving written notice from the other party. In addition, either party may terminate the agreement if a receiver, examiner or administrator is appointed with respect to any of the other party’s assets, the other company is struck off the Register of Companies in its jurisdiction of organization or at the option of such party with respect to a particular transition service if such party is the service recipient.

The payment terms of the agreement generally provide that Prothena will pay Elan for the time spent by each Elan employee providing the services, which will be calculated by the portion of the employee’s time dedicated to the provision of the services, plus forty per cent. The time for each employee will be calculated using one of two specified rates per annum depending on the employee’s wage band. There will be a fixed monthly charge for IT services of $75,000 for so long as those services are provided, and Prothena intends to obtain an alternative provider of IT services. Invoices will be sent on a monthly basis. Similarly, Elan will pay Prothena for the time spent by each Prothena employee providing services to Elan, which will be an agreed percentage of the employee’s time, based on the cost of providing those services plus forty per cent and including, as applicable, any fees for any services from Elan or Prothena provided by third party providers and invoiced to the recipient at cost. The services from Prothena will also be calculated using one of two specified rates per annum depending on the employee’s wage band. There will also be a fixed monthly charge of $6,000 to account for lab space and capital equipment used by Elan. Invoices will be sent on a monthly basis. We estimate that payments under the agreement by Elan will be approximately $85,000 (excluding the fixed monthly charge) and payments under the agreement by Prothena will be approximately $420,000 (excluding the fixed monthly charge).

Research and Development Services Agreement

We entered into a Research and Development Services Agreement with Elan pursuant to which, as amended, we will provide certain research and development services to Elan. The agreement, among other things, sets out the scope of the services, the consideration to be paid for the services and the general principles around ownership of intellectual property as it relates to the services. The agreement is expected to be in effect for a period of not less than two years. Either party is entitled to terminate the agreement at any time by notice in writing to the other party if there has been a material breach by the other party or if the other party becomes insolvent or if the other party is in breach of any of its confidentiality obligations under the agreement.

The services provided for under the agreement include support for the ELND005 program (which include the provision of expert advice and opinion in the areas of nonclinical safety/toxicology and pharmacology, regulatory support for nonclinical sections of pertinent documents, conducting and interpreting externally conducted nonclinical studies, and support in respect of the identification and maintenance of nonclinical expert advisors as required). These services are substantially similar to research services performed by Prothena for Elan prior to the separation and distribution.

The payment terms of the agreement provide that Elan will pay Prothena: (i) a fixed charge of $500,000 per year based on a charge for two Prothena employees providing the services at a rate of $250,000 each per annum, (ii) if the $500,000 fixed charge has been paid in any year, a variable charge of $250,000 per year for any additional Prothena employee that provides services for such year (calculated pro rata based on the number of days the Prothena employee provides services in such year), (iii) research costs including direct overheads and (iv) a mark-up of 10% applied to the fixed charge, variable charge (if any) and research costs such that the total payment reflects a cost-plus standard. The payments will be made on a monthly basis.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our legal department, or, if the employee is an executive officer, to our Board.

In considering related-person transactions, our audit committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

The 2012 Annual Report to Shareholders (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those shareholders that received a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2012 Annual Report to Shareholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2012 Annual Report to Shareholders may also be directed to the Secretary, 650 Gateway Boulevard, South San Francisco, California 94080.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Prothena shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, 650 Gateway Boulevard, South San Francisco, California 94080.

By Order of the Board of Directors

Dr. Lars G. Ekman
Chairman of the Board of Directors

April 10, 2013

P prothena

PROTHENA CORPORATION PLC

C/O PROTHENA BIOSCIENCES INC

650 GATEWAY BOULEVARD

SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees For Against Abstain

01 Dr. Lars Ekman

02 Dr. Christopher Henney

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

2 To ratify, in a non-binding vote, the selection, by the Audit Committee of the Board of Directors, of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013 and to authorize, in a binding vote, the Audit Committee to determine the auditors’ remuneration.

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000174181_1 R1.0.0.51160

*Please note that our Irish Statutory Accounts will be made available at the website below on or before April 30, 2013.

Any shareholder entitled to attend and vote at the Annual Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined 10-K/Notice & Proxy Statement and Irish Statutory Accounts* is/are available at www.proxyvote.com .

PROTHENA CORPORATION PLC Annual Meeting of Shareholders May 22, 2013 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2013 Annual General Meeting of Shareholders of Prothena Corporation plc (the “Company”) and the proxy statement, appoints Dr. Lars Ekman and Dr. Tara Nickerson, and each of them acting individually, as the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.

Continued and to be signed on reverse side

0000174181_2 R1.0.0.51160